Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Kirk Saville, (336) 979-7293
Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HanesBrands Completes Refinancing of 2024 Maturities; Closes $900 Million Term Loan B Financing

WINSTON-SALEM, N.C. (March 9, 2023) –HanesBrands (NYSE: HBI), a global leader in iconic apparel brands, today announced the completion of the refinancing of the last remaining series of its 2024 Notes. The Company successfully closed on an upsized new Senior Secured Term Loan B Facility in an aggregate principal amount of $900 million. The net proceeds from the Term Loan B Facility, together with the proceeds of the $600 million bond offering completed on February 14, 2023, were used to redeem all of the Company’s outstanding 4.625% Senior Notes due 2024 and 3.5% Senior Notes due 2024 and pay related fees and expenses.

“We are pleased with the successful refinancing of our 2024 maturities, including the pricing, terms and mix of pre-payable debt,” said Steve Bratspies, CEO. “With the refinancing behind us, we believe we now have the financial flexibility to continue to invest in our Full Potential growth strategy while positioning us to focus our free cash flow on reducing debt. We believe the combination of executing our Full Potential growth strategy and significant debt reduction will drive higher sales, profits, operating cash flow and shareholder returns over the next several years.”

Cautionary Statement Concerning Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements, including statements with respect to the expected benefits of the recently completed refinancing. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience.

These risks and uncertainties include such things as: our ability to successfully execute our multi-year growth strategy plan to achieve the desired results; the potential effects of the COVID-19 pandemic, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment and the level of consumer demand; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology (including the ransomware attack announced May 31, 2022); the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the availability of global supply chain resources; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets and ongoing labor shortages generally; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and the other factors described under the caption “Risk factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list.

Any forward-looking statement in this press release speaks only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the Company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. HBI employs 51,000 associates in 32 countries and has built a strong reputation for workplace quality and ethical business practices. The Company, a longtime leader in sustainability, launched aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its #FullPotential and deliver long-term growth that benefits all of its stakeholders.

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